UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):         May 31, 2018

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6730 N. Scottsdale Rd. Suite 150, Scottsdale, Arizona		85253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:         (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting, the Company’s stockholders (1) re-elected each of the persons listed below to serve as a member of the board of directors of the Company until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, or until his death, resignation or removal; (2) ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2018; and (3) approved, on an advisory basis, the compensation of the named executive officers of the Company (“Say on Pay”).

Shares were voted as follows:

Proposal 1. Election of Directors

Name	For	Withheld	Broker Non-Votes
Paul D. Barnett	16,840,002	638,811	4,121,581
Matthew Coleman	16,261,082	1,217,731	4,121,581
Roger A. Cregg	17,255,586	223,227	4,121,581
Roger W. Einiger	17,270,023	208,790	4,121,581
Paul Hackwell	16,258,095	1,220,718	4,121,581
Joshua L. Nash	17,268,419	210,394	4,121,581
Jonathan M. Pertchik	17,290,851	187,962	4,121,581
Michael F. Profenius	17,257,092	221,721	4,121,581
Aaron D. Ratner	17,253,804	225,009	4,121,581
Joel M. Simon	17,267,789	211,024	4,121,581

Proposal 2. Ratification of the appointment of Deloitte & Touche, LLP as independent registered public accounting firm for the Company for the year ending December 31, 2018

For	Against	Abstain	Broker Non-Votes
21,539,953	23,580	36,861	0

Proposal 3. Approval, on an advisory basis, of the compensation of named executive officers of the Company (“Say on Pay”)

For	Against	Abstain	Broker Non-Votes
15,668,003	1,773,397	37,413	4,121,581

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV HOMES, INC.

Date: June 5, 2018	/s/ S. Gary Shullaw
S. Gary Shullaw
Executive Vice President, General Counsel and Corporate Secretary